UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2022, Jeffrey S. Sherman resigned from his position as Chief Financial Officer, including as principal financial officer and principal accounting officer, of Privia Health Group, Inc. (the “Company”). Mr. Sherman’s resignation as Chief Financial Officer was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.
On March 21, 2022, the Board of Directors of the Company appointed David Mountcastle as the Chief Financial Officer and principal accounting officer, effective immediately.
David Mountcastle, age 52, who is resuming his role as the Company’s Chief Financial Officer, served as the Company’s Chief Financial Officer from 2014 to January 2022. Prior to his role at the Company, Mr. Mountcastle was the Chief Financial Officer at Brainware Inc., held multiple senior finance roles at iDirect, Inc., was a regional Chief Financial Officer for Coventry and held multiple senior regional finance roles with United Healthcare. Mr. Mountcastle started his career with Ernst & Young in their Entrepreneurial Services Division. Mr. Mountcastle received a M.B.A. with dual concentration in Finance and Information Systems from Virginia Commonwealth University and a BBA in Accounting Information Systems from James Madison University. Mr. Mountcastle has been a CPA since 1992.
Mountcastle Employment Agreement
In connection with his re-appointment as Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Mountcastle. The Employment Agreement provides for an annual base salary of $380,000 commencing on April 1, 2022 (the “Commencement Date”), subject to an annual adjustment of the base salary of up to 7.5% of the base annual salary for the first two years following the Commencement Date based upon the achievement of mutually agreed to metrics, and an annual performance bonus target of 70% of annual base salary, subject to an annual percentage increase of up to 10% per year based upon the achievement of mutually agreed to metrics until such time as Mr. Mountcastle’s annual cash bonus target is at 100% of annual base salary.
Mr. Mountcastle is eligible for annual equity grants and compensation adjustments commensurate with the highest non-CEO level band, as determined by the Compensation Committee of the Board of Directors, starting in 2023. Mr. Mountcastle will receive a sign-on equity grant on April 1, 2022 consisting of stock options valued at $0.8 million and restricted stock units valued at $1.2 million. Each of the sign-on stock options and restricted stock units will vest 25% annually over a 4-year period. In the event that Mr. Mountcastle is terminated without “cause” or voluntarily terminates his employment for “good reason” (each as defined in the Employment Agreement), all of the sign-on stock options and restricted stock units will vest as of the date of termination.
Either party may terminate the Employment Agreement at any time upon 30 days’ written notice, or immediately in the event of a termination for cause by the Company or for a resignation with good reason. In the event that the Company terminates the Employment Agreement without “cause,” or Mr. Mountcastle resigns for “good reason,” subject to his execution and non-revocation of a release of claims within the 60 day period following the date of such termination of his employment, he will be eligible to receive a monthly severance amount equal to his monthly base salary and continued health benefits for a twelve (12) month severance period.
Under the Employment Agreement, Mr. Mountcastle has agreed not to compete with the Company during the term of his employment and for the 12-month period following termination of his employment. In addition, Mr. Mountcastle has agreed not to solicit any of the Company’s clients, employees or consultants during the 24-month restricted period following the termination of his employment for any reason.
A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement filed herewith. Other than the Employment Agreement, there are no arrangements or understandings pursuant to which Mr. Mountcastle was selected as Chief Financial Officer

Sherman Separation and Release Agreement
In connection with his departure, Mr. Sherman entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) with the Company. Pursuant to the Separation Agreement, Mr. Sherman acknowledged that he is not entitled to any severance payments, and the Company agreed to waive the thirty (30) day notice period provided for in Mr. Sherman’s employment agreement and to pay Mr. Sherman’s base salary for a 30-day period in lieu of additional service for such 30-day period. Pursuant to the Separation Agreement, Mr. Sherman agreed to release the Company, its owners, officers, directors, employees, successors, assigns and affiliates from all claims, whether known or unknown, arising out of, or related to, Mr. Sherman’s hire, employment and separation from employment. The Separation Agreement also contains customary non-disclosure and non-disparagement provisions.
A copy of the Separation Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement filed herewith.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit:

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 21, 2022, by and between the Company and David Mountcastle.
10.2	Separation and Release of Claims Agreement, dated as of March 21, 2022, between the Company and Jeffrey S. Sherman.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: March 22, 2022	By:	/s/ Shawn Morris

Name: Shawn Morris
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 21, 2022, by and between the Company and David Mountcastle.
10.2	Separation and Release of Claims Agreement, dated as of March 21, 2022, between the Company and Jeffrey S. Sherman.
104	Cover Page Interactive Data File (formatted as Inline XBRL)